================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 13, 1997

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1997 Annual Meeting of Shareholders to be held on Friday, April 25, 1997, at 9:00 a.m., local time, at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113.

     At this meeting, shareholders are expected to elect three directors for a three-year term ending in the year 2000. In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                            Sincerely,

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, on April 25, 1997, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     (1) The election of three directors in Class II for three-year terms expiring in the year 2000; and

     (2) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Shares of record at the close of business on March 5, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 13, 1997

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED IN ORDER THAT YOUR VOTE MAY BE COUNTED AT THE ANNUAL MEETING.

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1997

                 DATE OF THE PROXY STATEMENT -- MARCH 13, 1997

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement is furnished to holders of Common Shares, without par value (the "Common Shares"), of The Lamson & Sessions Co. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting of Shareholders to be held at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, on April 25, 1997, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"). Only holders of record of Common Shares at the close of business on March 5, 1997 will be entitled to notice of, and to vote at the Meeting. To ensure adequate representation at the Meeting, all shareholders are requested to mark, sign, date and return promptly the enclosed proxy.

     The Common Shares represented by the accompanying proxy will be voted in accordance with the instructions thereon if the proxy is received by the Company prior to the Meeting or by the Company's Secretary at the Meeting, provided that it has been properly executed and has not been previously revoked. If no instructions are given with respect to a specified matter to be acted upon, the proxy will be voted in favor of such matter and in accordance with the best judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Meeting. Any person giving a proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by giving notice to the Company in writing prior to or at the Meeting. The shares represented by properly executed proxies not revoked will be voted on all matters acted upon at the Meeting.

QUORUM REQUIREMENTS

     The Company's Amended Code of Regulations provides that the holders of Common Shares entitling them to exercise 75% of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum to elect directors at the meeting. For all other business which may be conducted at the Meeting, the holders of Common Shares entitling them to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. The holders of a majority of the Common Shares represented at the Meeting, whether or not a quorum is present, may adjourn the Meeting without notice other than by announcement at the Meeting of the date, time and location at which the Meeting will be reconvened.

VOTE REQUIRED

     With respect to the election of directors, the three nominees within Class II receiving the greatest number of votes at the Meeting will be elected as the directors in Class II. (See "Election of Directors" following the section "Ownership of the Company's Common Shares.") Shares represented by proxies which are marked "abstain" on any proposal will be counted for the purpose of determining the number of shares represented by proxy at the Meeting but not in support of the proposal. Such proxies will thus have the same effect as if the shares represented thereby were voted against those proposals marked "abstain." Shares not voted on proxies returned by brokers will be treated as not represented at the Meeting and will have no effect on the election of directors.

CUMULATIVE VOTING

     If notice that cumulative voting is desired is given in writing by any shareholder to the President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for holding the Meeting, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or to distribute such votes on the same basis among two or more nominees, as the shareholder sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three nominees for Class II named below as possible.

SOLICITATION OF PROXIES

     All reasonable expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. The Company will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending the proxy materials to their principals who are beneficial owners of Common Shares and entitled to vote at the Meeting. In addition, the Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an anticipated fee of $6,500, plus reasonable expenses.

                    OWNERSHIP OF THE COMPANY'S COMMON SHARES

     The Board of Directors of the Company has fixed the close of business on Wednesday, March 5, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date the Company had issued and outstanding 13,306,084 Common Shares, each of which is entitled to one vote at the Meeting.

     The following table sets forth as of January 23, 1997 (except as otherwise noted), information with respect to beneficial ownership of the Company's Common Shares by any shareholder known by the Company to beneficially own 5% or more of the Company's outstanding Common Shares.

                                               AMOUNT AND
                                                NATURE OF
            NAME AND ADDRESS                   BENEFICIAL         PERCENT OF
          OF BENEFICIAL OWNER                   OWNERSHIP           CLASS
----------------------------------------    -----------------     ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                       1,820,128(1)        13.68%

Pioneering Management Corporation
  60 State Street
  Boston, MA 02109                               1,297,700(2)         9.75%

David L. Babson & Co., Inc.
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300            1,001,200(3)         7.52%

TCW Group, Inc.
  865 So. Figueroa Street
  Los Angeles, CA 90017                            721,600(4)         5.42%

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401                   694,900(5)         5.22%

---------------

(1) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares in a Schedule 13D dated July 17, 1996 which was filed with the Securities and Exchange Commission (the "SEC").

(2) Pioneering Management Corporation ("Pioneering"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated January 23, 1997 which was filed with the SEC. Pioneering disclaims beneficial ownership of all such shares.

(3) David L. Babson & Co., Inc. ("DLB"), in its capacity as investment advisor, may be deemed the beneficial owner of 1,001,200 shares of Common Stock of the Issuer which are owned by numerous investment counseling clients.

(4) The TCW Group, Inc., formerly known as TCW Management Company, the parent holding company of Trust Company of the West (bank), TCW Asset Management Company (registered investment advisor), and TCW Funds Management, Inc. (registered investment advisor), reported the benefi-cial ownership of such shares in a Schedule 13G dated February 12, 1997 which was filed with the SEC. Each of the reporting persons disclaims beneficial ownership of all such shares.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership (as of December 31, 1996) of such shares in a Schedule 13G dated February 5, 1997 which was filed with the SEC. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS

     The Board of Directors has ten members and is divided into three classes. Class I currently consists of four members, and Classes II and III currently consist of three members each. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class II directors expire at the Meeting: Leigh Carter, John C. Dannemiller and George R. Hill. Mr. Carter has announced that he will retire from the Board of Directors at the end of the Meeting. For election as Class II directors at the Meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the renomination of Mr. Dannemiller and Dr. Hill, and the nomination of Mr. Skilling to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in the year 2000. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and if no specification is made, to vote such proxy for the election of Messrs. Dannemiller, Skilling and Dr. Hill as Class II directors.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Meeting, Common Shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class II, and those continuing directors in Classes I and III who have previously been elected to terms which will expire in 1998 and 1999, respectively, and the director currently serving in Class II who will retire after the Meeting. Also listed is the year in which each first became a director of the Company, the individual's principal occupation, information relating to beneficial ownership of Common Shares of the Company as of January 23, 1997 and certain other information, based in part on data submitted by the directors. Except for Mr. Schulze, who beneficially owns 3.97% of the Company's Common Shares, no director or nominee beneficially owns as much as one percent of the Company's Common Shares. Mr. Allen, an executive officer of the Company, beneficially owns 1.00% of the Company's Common Shares. All directors and officers as a group beneficially own 9.04% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
       AND BUSINESS(1)(2)             OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
CLASS II: TERM EXPIRES IN 1997

John C. Dannemiller (58)           Applied Industrial           1988          27,682
  Chairman and Chief Executive       Technologies
  Officer, Applied Industrial      Star Bank Holding Co.
  Technologies (Formerly
  Bearings, Inc., Distributor of
  bearings, power transmission
  components and related
  products)

George R. Hill (55)                None                         1990          27,750
  Senior Vice President,
  The Lubrizol Corporation
  (Full service supplier
  of performance chemicals to
  worldwide transportation and
  industrial markets)

D. Van Skilling (63)               None                         1989          28,119
  Chairman and Chief Executive
  Officer, Experian Information
  Solutions, Inc. (Supplier of
  credit, marketing and real
  estate information and
  decision support systems)

                              CONTINUING DIRECTORS

CONTINUING CLASS I: TERM EXPIRES IN 1998

Francis H. Beam, Jr. (61)          Advanced Lighting            1990          10,993
  President, Pepper Capital Corp.    Technologies, Inc.
  (Venture capital firm)

Martin J. Cleary (61)              Guardian Life Insurance      1989          32,000
  President and Chief Operating      Company of America
  Officer, The Richard E. Jacobs
  Group (Real estate developer)

William H. Coquillette (47)                                     1997             -0-
  Partner, Jones, Day, Reavis &
  Pogue (Law firm)

                                                                YEAR
            NAME, AGE                                          FIRST     COMMON SHARES
      PRINCIPAL OCCUPATION                                    BECAME A   BENEFICIALLY
       AND BUSINESS(1)(2)             OTHER DIRECTORSHIPS     DIRECTOR       OWNED
---------------------------------  -------------------------  --------   -------------
CONTINUING CLASS III: TERM EXPIRES IN 1999

A. Malachi Mixon, III (56)         Invacare Corporation         1990          70,876(3)
  Chairman of the Board and        NCS Healthcare, Inc.
  Chief Executive Officer,         The Sherwin Williams
  Invacare Corporation               Company
  (Manufacturer and
  distributor of home
  healthcare products)

John C. Morley (65)                AMP Incorporated             1996           1,198
  President, Evergreen             Cleveland-Cliffs, Inc.
  Ventures Ltd. (Private           Ferro Corporation
  Investment Company)

John B. Schulze (59)                                            1984         565,866(4)(5)
  Chairman of the Board,
  President and Chief
  Executive Officer of
  the Company

                               RETIRING DIRECTOR

RETIRING CLASS II:

Leigh Carter (71)                  Adams Express Company        1991           9,000
  Retired President and Chief      Armada Funds
  Operating Officer, The           Petroleum & Resources
  BFGoodrich Co. (Producer           Corporation
  of chemicals, plastics and
  aerospace products);
  Retired Chairman, Tremco,
  Incorporated (Subsidiary of
  BFGoodrich and manufacturer of
  specialty chemical products)

All present directors and
  executive officers as a
  group (20 persons)                                                       1,288,939(1)(2)(3)(4)(5)


---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years other than (a) Mr. Skilling who was the Executive Vice President of TRW Information Systems and Services, TRW Inc.(Manufacturer of high technology products for space, defense, automotive and information systems markets), and (b) Mr. Morley who was the President and Chief Executive Officer of Reliance Electric Company until June 1995 (Manufacturer of Electrical and Telecommunications Equipment and Systems).

(2) Mr. Skilling is currently a member of Class I.

(3) Includes 10,000 Common Shares held by Roundwood Capital, L.P., a limited partnership of which the General Partner is Roundcap LLC, a limited liability company. Mr. Mixon is one of three managers and members of Roundcap LLC and, as such, shares investment and voting power with the other two managers and members and participates equally with them in a 20% carried interest in all profits of the partnership. Mr. Mixon is also the owner of a 6.38% limited partnership interest in Roundwood Capital, L.P. Mr. Mixon disclaims beneficial ownership of the shares owned by the limited partnership other than the percentage of such shares which corresponds to his partnership percentage.

(4) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 23, 1997 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze--410,466 and all directors and executive officers as a group--866,931.

(5) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Committees described below reports to the Board of Directors at the next meeting of the Board following a Committee meeting:

     THE AUDIT COMMITTEE: Messrs. Beam (Chairman), Carter, Cleary, Morley and Dr. Hill currently are the members of the Audit Committee which held two meetings during 1996. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors and reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Form 10-K annual report to the SEC. The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee, which held three meetings during 1996. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Committee also reviews and recommends candidates for election to the Board of Directors and appointments to any Committee of the Board. This Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of the Secretary of the Company.

     The Board of Directors held five meetings in 1996. Messrs. Carter and Cleary, each attended fewer than 75% of the aggregate of the meetings of the Board and the Committees on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are each paid an annual retainer of $12,500 in respect of service on the Board of Directors and any Committee of the Board and a separate fee of $1,200 for attendance at a meeting of the Board or attendance at a Committee meeting. Effective January 1, 1995, standing Committee Chairmen receive an annual fee of $1,500. A director who is an employee of the Company does not receive any fees or other remuneration for his services as a director or a member of any Committee of the Board. The Company has established a Deferred Compensation Plan for Nonemployee Directors, under which directors may elect to defer annual retainer and meeting fees. Pursuant to this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have such deferred compensation invested in Common Shares of the Company, such director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Nonemployee directors of the Company are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service ("Vesting Service") are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of Vesting Service. The Program also contains provisions for early retirement benefits and vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant.

     Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, his beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. In 1994, the Company's shareholders approved the Nonemployee Directors Stock Option Plan (the "Directors Plan"), authorizing the grant of options to nonemployee directors for the purchase of an aggregate of 60,000 Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, commencing in 1994, each individual elected, reelected or continuing as a nonemployee director will automatically receive a nonqualified option to purchase 1,000 Common Shares. The Board of Directors has reserved 60,000 Common Shares for issuance under the Directors Plan. The exercise price for such options will be the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange ("NYSE") on the date of grant. If on the Monday following the Annual Meeting of Shareholders, the Common Shares do not trade on the NYSE, then the date of grant will be the next day on which trades occur. Options become exercisable one year after the date of grant and expire ten years after the date of grant.

     Upon normal retirement, options granted to a nonemployee director will continue to become exercisable and must be exercised within 36 months of retirement. Upon the death of a nonemployee director, his or her legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     In the event that an individual ceases to serve as a nonemployee director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Directors Plan) of the Company, all stock options fully vest and become exercisable.

     The Directors Plan will terminate, for purposes of granting further options, on April 22, 2000 unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Directors Plan is administered by the Board of Directors.

     On April 29, 1996 each nonemployee director was granted a nonqualified option to purchase 1,000 Common Shares pursuant to the Directors Plan at an exercise price of $10.313 per share, which are scheduled to become exercisable on April 29, 1997.

                             EXECUTIVE COMPENSATION

     The summary compensation table below sets forth all compensation paid, earned or accrued for services in all capacities to the Company and its subsidiaries during the fiscal year ended December 28, 1996 to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                    ANNUAL                         ---------------------------------
                                                 COMPENSATION                      SECURITIES   PERFORMANCE
                                              -------------------   OTHER ANNUAL   UNDERLYING      UNIT       OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION    OPTIONS       PAYOUTS     (1)(2)
-------------------------------------  -----  --------   --------   ------------   ----------   -----------   ------
John B. Schulze                         1996  $395,000   $163,000     $     --       65,000        105,000    27,924
  Chairman of the Board,                1995   380,000    359,000           --       80,000        105,000    44,191
  President and Chief                   1994   360,000    192,000           --       60,000             --    44,212
  Executive Officer

James J. Abel                           1996   235,000     79,500           --       27,000         67,500    10,130
  Executive Vice President,             1995   220,000    170,000           --       36,000         67,500    10,166
  Secretary, Treasurer                  1994   208,000     90,000           --       30,000             --    10,190
  and Chief Financial Officer

Charles E. Allen                        1996   150,000     38,600           --       10,000         37,500    14,608
  Senior Vice President                 1995   150,000     90,000           --       15,000         37,500    14,659
                                        1994   150,000     60,000           --       20,000             --    14,716

Mark R. Buck                            1996   151,000     33,400           --       10,000         22,500    8,162
  Vice President --                     1995   138,000     47,500           --       15,000         18,000    7,555
  Carlon Electrical Products(3)         1994   125,000     42,000           --       12,000             --    3,487

A. Corydon Meyer                        1996   135,000     20,300           --       10,000         22,500    7,376
  Vice President --                     1995   122,000     33,000           --       15,000         18,000    7,360
  Lamson Home Products (3)              1994   110,500     29,000           --        8,000             --    2,317

---------------

(1) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Buck, and Mr. Meyer in 1996 of $23,424, $5,630, $10,108, $3,662 and $2,876, respectively; for Mr. Schulze, Mr. Abel and Mr. Allen, Mr. Buck and Mr. Meyer in 1995 of $39,691, $5,666 and $10,159, $3,678
    and $2,887, respectively; and for Mr. Schulze, Mr. Abel, and Mr. Allen in 1994 of $39,712, $5,690 and $10,216, respectively.

(2) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Buck and Mr. Meyer in 1996 totaled $4,500, $4,500, $4,500, $4,500 and $4,500, respectively; in 1995 totaled $4,500,
    $4,500, $4,500, $3,877 and $4,473, respectively; and in 1994 totaled $4,500,
    $4,500, $4,500, $3.487 and $2,317, respectively.

(3) Carlon Electrical Products and Lamson Home Products are business units of the Company.

STOCK OPTIONS

     The Company has in effect the 1988 Incentive Equity Performance Plan ("1988 Plan"), pursuant to which grants and awards of various forms of equity ownership are outstanding or available for future grants to officers and key employees of the Company. In addition, options remain outstanding under the Company's 1978 Stock Option Plan ("1978 Plan"), which plan expired by its terms in 1988. Under the 1988 Plan, the Company may grant awards consisting of options to purchase Common Shares, stock appreciation rights held in tandem with stock options, restricted stock awards and/or deferred stock awards. All awards under the 1988 Plan are made by the Compensation and Organization Committee.

     The following table shows grants of stock options made to the executive officers named in the Summary Compensation Table during 1996 pursuant to the 1988 Plan and the value of the options at the date of grant thereof.

                     OPTION GRANTS DURING LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------      GRANT
                                                                                                  DATE
                                    NUMBER OF                                                    VALUE
                                    SECURITIES      % OF TOTAL                                  --------
                                    UNDERLYING       OPTIONS                                     GRANT
                                     OPTIONS        GRANTED TO      EXERCISE                      DATE
                                     GRANTED       EMPLOYEES IN      PRICE       EXPIRATION     PRESENT
               NAME                   (#)(1)       FISCAL YEAR       ($/SH)         DATE        VALUE(2)
                                    ----------     ------------     --------     ----------     --------
John B. Schulze...................      65,000         29.4%         $8.563        03/01/06     $210,600
James J. Abel.....................      27,000         12.2%          8.563        03/01/06       87,480
Charles E. Allen..................      10,000          4.5%          8.563        03/01/06       32,400
Mark R. Buck......................      10,000          4.5%          8.563        03/01/06       32,400
A. Corydon Meyer..................      10,000          4.5%          8.563        03/01/06       32,400

---------------

(1) Options are exercisable after March 1, 1997 and then only as follows: one-third on each anniversary over three years, with number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" or "potential change in control" (each as defined in the 1988
    Plan) of the Company, all stock options and stock appreciation rights fully vest and become exercisable, all restrictions and deferral limitations are lifted on restricted and deferred stock, and any and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60 day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 24 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

     The following table shows information with respect to the exercise of options during 1996 and to the unexercised options to purchase the Company's Common Shares under the 1978 and 1988 Plans held at December 28, 1996, the Company's fiscal year end, by the executive officers named in the Summary Compensation Table.

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                       FISCAL YEAR-END OPTION/SAR VALUES
                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                        OPTIONS/SARS HELD AT            OPTIONS/SARS HELD AT
                                                        DECEMBER 28, 1996(#)            DECEMBER 28, 1996(1)
                     SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
       NAME            ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------  ---------------    --------    -----------    -------------    -----------    -------------
John B. Schulze....        --          $   --       388,800          65,000        $ 769,847       $   -0-
James J. Abel......        --              --       125,600          27,000          222,732           -0-
Charles E. Allen...      5,000           26,563     106,600          10,000          218,107           -0-
Mark R. Buck.......        --              --        57,000          10,000           99,713           -0-
A. Corydon Meyer...        --              --        36,300          10,000           58,324           -0-

---------------

(1) Based on the closing price on the NYSE -- Composite Transactions of the Company's Common Shares on December 27, 1996 (the last trading day in fiscal year 1996) of $7.25.

LONG-TERM INCENTIVE PLAN AWARDS

     In 1996, the Compensation Committee's Long-Term Incentive Plan awards to officers and key employees were made through the grant of stock options as described above in the table immediately following the Summary Compensation Table and in accordance with the Committee's responsibilities as outlined below in the Compensation Committee Report under the heading "Stock Options and Long-Term Incentive Compensation."

PENSION BENEFITS

     The following table shows the estimated pension benefits for the executive officers named in the Summary Compensation Table above in straight life annuity amounts payable pursuant to The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan") upon retirement at age sixty-five during the year 1996 based upon the formula described below (prior to the adjustment for Social Security benefits):

                                  ANNUAL NORMAL RETIREMENT BENEFITS
                             FOR YEARS OF CREDITED SERVICE INDICATED(1)
       AVERAGE ANNUAL      -----------------------------------------------
       COMPENSATION(2)     15 YEARS     20 YEARS     25 YEARS     30 YEARS
       ---------------     --------     --------     --------     --------
          $ 100,000        $ 25,000     $ 33,333     $ 41,667     $ 50,000
            150,000          37,500       50,000       62,500       75,000
            200,000          50,000       66,667       83,333      100,000
            250,000          62,500       83,333      104,167      125,000
            300,000          75,000      100,000      125,000      150,000
            350,000          87,500      116,667      145,833      175,000
            400,000         100,000      133,333      166,667      200,000
            450,000         112,500      150,000      187,500      225,000
            500,000         125,000      166,668      208,333      250,000
            550,000         137,500      183,335      229,166      275,000
            600,000         150,000      200,000      250,000      300,000
            650,000         162,500      216,668      270,833      325,000
            700,000         175,000      233,335      291,666      350,000
            750,000         187,500      250,000      312,500      375,000
            800,000         200,000      266,668      333,333      400,000
            850,000         212,500      283,335      354,166      425,000
            900,000         225,000      300,000      375,000      450,000

---------------

(1) Certain of the benefits shown in the table may in part be paid as an operating expense outside the tax-qualified Lamson & Sessions Plan due to the maximum annual benefit limitation of $120,000 imposed by the Employee Retirement Income Security Act of 1974, as amended. The payment of such benefits outside the Lamson & Sessions Plan will not, however, increase the amount of total benefits currently provided under the Lamson & Sessions Plan. See "Supplemental Executive Retirement Plans."

(2) Includes salary, overtime and bonuses, but excludes commissions.

     The officers of the Company participate in the pension plans of the Company or a division thereof for which they meet the eligibility requirements. The pension plans generally provide for normal retirement benefits payable after attainment of age sixty-five and contain provisions for early retirement benefits, vested deferred retirement benefits and survivor's benefits upon the death of a participant.

     The Lamson & Sessions Plan covers the salaried employees of the Company. Normal retirement benefits under the Lamson & Sessions Plan, payable on a life annuity basis, are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is thirty and the numerator of which is the participant's number of years of service up to thirty.

     Messrs. Schulze, Abel, Allen, Buck and Meyer are participants in the Lamson & Sessions Plan with 9, 6, 28, 10 and 7 years of credited service, respectively, thereunder. The Lamson & Sessions Plan provides credit for service with an acquired company which maintained a pension plan and, accordingly, fourteen of Mr. Allen's years of credited service are so covered. Any benefits received by Mr. Allen under such other plan will be offset against any benefits he will receive under the Lamson & Sessions Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     Since 1975, the Company has had various forms of supplemental retirement benefit agreements with certain officers and executives of the Company who would not have been able to achieve approximately thirty years of service on their normal retirement date.

     The Company entered into amended and restated supplemental executive retirement plans in March 1990 with Messrs. Schulze and Allen, and with Mr. Abel as of January 1, 1991 (the "SERPS"). The SERPS provide that the employee will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount which would have been payable to him under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if he had completed thirty years of service with the Company and (ii) the amount actually payable to him thereunder or under any other applicable plan for which the employee meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the employee's employment with the Company is terminated other than for cause prior to retirement and in the event of the employee's death prior to retirement under certain circumstances. Under the SERPS, employees will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions relating to compensation paid in connection with a change in control of the Company become applicable. The SERPS provide for forfeiture of benefits in the event an employee is terminated for cause and in certain other circumstances.

     The Company annually expenses the actuarial present value of the anticipated costs of all such supplemental retirement benefits. Such costs are calculated on the basis of the total group of participants, not on an individual basis, and are prorated for active participants on the basis of the employment period until retirement, and for retired participants on the basis of a future lifetime calculation. The periodic expense for 1996 for the participants as a group (including Messrs. Schulze, Abel and Allen named in the Summary Compensation Table) was $576,300. Directors who are not or were not employees of the Company or a subsidiary thereof are not eligible for such supplemental agreements.

AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into agreements with Messrs. Schulze, Abel, Allen, Buck and Meyer (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The form of Employment Agreement was approved by the Board of Directors in July 1988. The agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that in the event of certain defined "changes in control" of the Company, the individual would continue his employment with the Company in his then current position for a term ranging from two to three years following such "change in control." Following a "change in control" each officer who is a party to an Employment Agreement would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the officer's duties or compensation, (ii) a determination by such officer that he is unable effectively to carry out his duties and responsibilities, (iii) relocation of the officer's principal work location to a place more than fifty miles from his principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes such agreement) or (v) a material breach of such agreement, such officer would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of his base compensation and incentive compensation (based on historical experience) which would be payable during the balance of the remaining period of employment. The officer would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his agreement. The amount of benefits which an officer may receive pursuant to the Employment Agreements is capped to avoid any payments constituting an "excess parachute payment" as defined in the Internal Revenue Code.

     None of these agreements creates employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the officer each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such officers for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Employment Agreements and certain expenses incurred by the officers who are parties thereto in enforcing their rights thereunder, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, they will become irrevocable. Such trusts are nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each current member of the Board of Directors as well as all of the Company's executive officers. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board of Directors or as an officer if the indemnitee's conduct which gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives which enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction to publicly held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1996.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function which has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance. In determining the Chairman's compensation, the Committee considered the Company's performance and recognized
(i) the overall improvement, on an operating basis, of the Company's financial position during the past year, (ii) the further progress made in improving the Company's capital structure, and (iii) the continuing improvement in the strategic positioning of the Company.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. The Chairman's award is based solely on the financial performance of the Company expressed in terms of earnings per share. Executive officers receive awards based 80% on the financial performance of the Company and individual business units and 20% on the achievement of specific personal goals and objectives.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the Company's 1988 Incentive Equity Performance Plan under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers which are to be achieved over a fixed period of time.

The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. Options granted to executive officers vest one-third on each anniversary over three years, with number of shares vested in each year rounded to the nearest whole share.

     Since stock options under the 1988 Incentive Equity Performance Plan and grants under the Long-Term Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Plan are made in the form of performance units payable upon the achievement of three year corporate goals, currently expressed in terms of earnings per share. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 1996.

                         COMPENSATION AND ORGANIZATION COMMITTEE

                         D. Van Skilling, Chairman      John C. Dannemiller
                         Francis H. Beam, Jr.           A. Malachi Mixon, III

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1991 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                                  STANDARD &
                                                 POOR'S ELEC-     STANDARD &
      MEASUREMENT PERIOD           LAMSON &      TRICAL EQUIP-    POOR'S 500
    (FISCAL YEAR COVERED)          SESSIONS       MENT INDEX        INDEX
12/91                                100             100             100
12/92                                136             110             108
12/93                                115             132             118
12/94                                145             134             120
12/95                                188             188             165
12/96                                176             254             203

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the named executive officers beneficially owned the number of Common Shares indicated opposite his name as of January 23, 1997. Except for Mr. Schulze who beneficially owns 3.97% and Mr. Allen who beneficially owns 1.00% of the Company's Common Shares, none of the other named executive officers beneficially owns as much as one percent of the Company's Common Shares.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                    NAME                      OWNERSHIP(1)(2)
               ---------------------------------------------------------------
               John B. Schulze...............................      565,866
               James J. Abel.................................      137,600
               Charles E. Allen..............................      142,500
               Mark R. Buck..................................       63,183
               A. Corydon Meyer..............................       40,740

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 23, 1997 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 410,466; Mr. Abel -- 134,600; Mr.
    Allen -- 109,933; Mr. Buck -- 60,333; and Mr. Meyer -- 39,633.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other executive officer has disclaimed beneficial ownership of any shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York and Pacific Stock Exchanges and to provide the Company with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended December 28, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except as follows:
Timothy A. Hibbard, an executive officer of the Company inadvertently filed a Form 3 two weeks late.

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young LLP ("Ernst & Young"), Cleveland, Ohio, has served as independent auditors to the Company. In February 1996, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended December 28, 1996. Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 1998, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 13, 1997 for inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Shareholders. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Meeting other than as herein presented. However, if any other matter is properly brought before the Meeting the persons appointed as proxies in the accompanying proxy will have discretion to vote or act thereon according to their best judgment.

     The Company's 1996 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.
                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Secretary

      [Lamson Sessions Logo]
                                            THIS PROXY IS SOLICITED ON BEHALF
      25701 Science Park Drive                     OF THE BOARD OF DIRECTORS.
        Cleveland, Ohio 44122            The undersigned hereby appoints J. J.
 P                                       Abel, C. E. Allen and L. L. Spencer,
     ---------------------------         and each of them, as proxies, each with
 R                                       the power to appoint his substitute,
                                         and hereby authorizes them to represent
 O                                       and to vote, as designated below, all
                                         the Common Shares of The Lamson &
 X                                       Sessions Co. held of record by the
                                         undersigned on March 5, 1997 at the
 Y                                       Annual Meeting of Shareholders to be
                                         held on April 25, 1997 or any
                                         adjournment thereof.

             1. ELECTION OF CLASS II DIRECTORS:
                TO VOTE FOR ALL NOMINEES LISTED BELOW*  [ ]      TO WITHHOLD
                                                                 AUTHORITY  [ ]
                                                  for all nominees listed below
                    John C. Dannemiller, George R. Hill, D. Van Skilling

                 *To withhold authority to vote for any individual nominee
                  listed above, write that nominee's name on the space provided below.

             -------------------------------------------------------------------

             2. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the Annual Meeting or any adjournment thereof.

                                 (Continued and to be signed on the other side)



PROXY NO.              (proxy -- continued from other side)        NO. OF SHARES

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS.

           PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. When shares are held by joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title or capacity. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.


                                              DATED ___________________ , 1997

                                        ______________________________________
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